Exhibit 10.1

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	UBS AG, STAMFORD BRANCH 677 Washington Boulevard Stamford, CT 06901

UBS SECURITES LLC 677 Washington Boulevard Stamford, CT 06901

As of September 9, 2014

SELECT INCOME REIT Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-2076 Attention: John C. Popeo Chief Financial Officer	JEFFERIES FINANCE LLC 520 Madison Avenue New York, NY 10022 Attention: E. Joseph Hess Managing Director

BANK OF AMERICA, N.A. Corporate Debt Products — Real Estate IL4-135-06-11 135 S. LaSalle Street Chicago, Illinois 60603 Attention: Cheryl Sneor Vice President	MORGAN STANLEY BANK, N.A. One Utah Center 201 South Main Street, 5th Floor Salt Lake City, Utah 84111 Attention: Steve Delany

ROYAL BANK OF CANADA 3 World Financial Center 200 Vesey Street, 12th Floor New York, NY 10281 Attention: Sheena Lee Associate

Select Income REIT
$1,000,000,000 Senior Unsecured Bridge Loan Commitment Letter
JOINDER AGREEMENT

Ladies and Gentlemen:

Reference is made to the Senior Unsecured Bridge Loan Commitment Letter dated as of August 30, 2014 (together with the exhibits and annexes attached thereto and as amended and otherwise modified from time to time, the “Commitment Letter”) between Citigroup Global Markets Inc. (“CGMI”) on behalf of Citi (as defined below), and UBS AG, Stamford Branch (“UBS Bank”; and individually and collectively with UBS Securities LLC (“UBS Securities”), as the context may require, “UBS”, and, together with CGMI, each in its capacity as a Commitment Party, the “Initial Commitment Parties”) and Select Income REIT (the “Borrower”).  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.  This Joinder Agreement to Senior Unsecured Bridge Loan Commitment Letter (this “Joinder Agreement”) sets forth the understanding and agreement of the parties hereto regarding the joinder of each party identified on the signature pages hereof as an “Additional Commitment Party” (collectively, the “Additional Commitment Parties” and, together with the Initial Commitment Parties, the “Commitment Parties”) to the Commitment Letter.

For the purposes of this Joinder Agreement and the Commitment Letter, “Citi” shall mean CGMI, Citibank, N.A., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein and such affiliates shall be entitled to the benefits afforded to Citi hereunder.

Each Additional Commitment Party (a) commits, on a several but not joint basis, on the terms and conditions set forth herein and in the Commitment Letter, to provide a portion of the Facility in the principal amount specified on its signature page hereto (such amount its “Maximum Commitment Amount”) and (b) shall become a party to the Commitment Letter and shall be deemed a “Commitment Party” thereunder and its commitment hereunder shall be deemed a “commitment” thereunder with the same force and effect as if originally named therein as a Commitment Party and having all the benefits, rights, remedies and protective provisions afforded to a Commitment Party thereunder and having all the same duties and obligations of a Commitment Party thereunder and owed all the duties and obligations of the Borrower to the Commitment Parties thereunder.  The commitment of each Commitment Party to provide a portion of the Facility under this Joinder Agreement or the Commitment Letter is referred to herein as its “Commitment” and collectively as the “Commitments”.  Each Additional Commitment Party’s commitments and agreements hereunder are subject solely to the conditions precedent set forth in Section 1(c) of the Commitment Letter and the conditions precedent contained in the section entitled “Conditions Precedent to Funding” in Annex I of the Commitment Letter (subject in all respects to the Certain Funds Provision).

On or promptly following the date hereof, in connection with the primary syndication of the Facility by the Arrangers, the Arrangers shall allocate (the “Commitment Allocation”) the Commitments among the Commitment Parties; provided, however, that pursuant to the Commitment Allocation (i) the Commitment allocated to any Additional Commitment Party shall not exceed its Maximum Commitment Amount, (ii) any reduction of the Additional Commitment Parties’ Commitments below their respective Maximum Commitment Amounts shall be in accordance with the terms of the Commitment Letter and (iii) the aggregate Commitments of all the Commitment Parties shall not be less than $1,000,000,000 (unless reduced pursuant to the Commitment Letter) or exceed $1,000,000,000.  On the date of the Commitment Allocation the Arrangers shall notify the Additional Commitment Parties and the Borrower of the Commitment Allocation in the form of Schedule I hereto (the “Commitment Schedule”), whereupon the Commitments of the Initial Commitment Parties under the Commitment Letter (as in effect immediately prior to the execution hereof) shall, in accordance with the Commitment Letter, be reduced, on a ratable basis, dollar-for-dollar, by the aggregate amount of the Commitments of the Additional Commitment Parties pursuant to the Commitment Allocation, such that the Commitment of each Commitment Party shall be as set forth in the Commitment Schedule and such Commitment Schedule shall be deemed incorporated into this Joinder Agreement.

As consideration for the Commitments of each Additional Commitment Party, the Borrower agrees to pay (without duplication) the fees as set forth in Annex I of the Commitment Letter, which shall be the only fees payable to the Additional Commitment Parties in connection with the Facility.

Each Additional Commitment Party agrees that the syndication of the Facility shall be managed by the Arrangers on the terms set forth in the Commitment Letter.  Each Additional Commitment Party acknowledges and agrees that it shall not engage, nor shall it authorize any person on its behalf to engage, in any secondary selling or any solicitation of offers to purchase loans or commitments with respect to the Facility until such time as the Arrangers declare the primary syndication of the Facility to be complete.  Furthermore, each Additional Commitment Party represents that its Commitment represents a commitment from such Additional Commitment Party only, and does not in any way include a commitment or other arrangement from any other unaffiliated institution.  Each Arranger acknowledges the completion of a Successful Syndication upon the execution and delivery of this Joinder Agreement by all of the parties hereto.

Each party hereto agrees that each Additional Commitment Party shall be bound by the terms and conditions of the Commitment Letter, and shall have all the rights and obligations with respect to its Commitment, to the extent set forth therein; provided, however, that this paragraph shall not apply to, and the Additional Commitment Parties shall not have any rights or benefits with respect to, (a) roles or titles assigned

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to the Arrangers pursuant to the Commitment Letter, (b) the provisions of the Commitment Letter applicable to the Arrangers and the Administrative Agent in their capacities as such and (c) any provisions of the Fee Letter.

This Joinder Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto (and any purported assignment without such consent shall be null and void); provided, however, that a Commitment Party may (i) assign its Commitment only in a syndication as permitted by and pursuant to the Commitment Letter and (ii) each Additional Commitment Party shall have its commitments reduced on the same basis as Citi and UBS as set forth in Section 3 of the Commitment Letter and the section entitled “Mandatory Prepayments and Commitment Reductions” in Annex I to the Commitment Letter.  This Joinder Agreement is intended to be solely for the benefit of the parties hereto (and the Indemnified Persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Persons).

Following the execution and delivery of this Joinder Agreement by each of the parties hereto, the Commitment Letter and this Joinder Agreement shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof and thereof.  Notwithstanding any provision hereof or of the Commitment Letter, it is agreed and understood that all obligations of each of the Commitment Parties, whether pursuant hereto or pursuant to the Commitment Letter, shall be several and not joint obligations.

Each Additional Commitment Party acknowledges that it has, independently and without any reliance upon either Arranger or any of its affiliates, or any of its officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Borrower and its consolidated subsidiaries and the Target and such other documents as it has deemed appropriate, made its own credit analysis and decision to provide a Commitment and enter into this Joinder Agreement.

This Joinder Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each party hereto.  This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Each party hereto agrees that this Joinder Agreement and its contents are subject to the indemnification, jurisdiction, service of process, governing law, waiver of jury trial and confidentiality provisions of the Commitment Letter.

All Commitments of the Additional Commitment Parties shall continue until the Termination Date.  The Commitments of the Additional Commitment Parties hereunder shall be superseded by the commitments in respect of the Facility set forth in the Operative Documents.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

[Balance of Page Intentionally Left Blank.]

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Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By	/s/ David Bouton
Name: David Bouton
Title: Managing Director

UBS AG, STAMFORD BRANCH

By	/s/ Kevin T. Pluff
Name: Kevin T. Pluff
Title: Managing Director
Leveraged Capital Markets

By	/s/ John Stroll
Name: John Stroll
Title: Director

UBS SECURITIES LLC

By	/s/ Kevin T. Pluff
Name: Kevin T. Pluff
Title: Managing Director
Leveraged Capital Markets

By	/s/ John Stroll
Name: John Stroll
Title: Director

[Signatures Continued on Next Page.]

[Signature Page to Joinder Agreement]

BANK OF AMERICA, N.A., as an Additional Commitment Party

By	/s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

Maximum Commitment Amount: $166,666,666.67

[Signatures Continued on Next Page.]

[Signature Page to Joinder Agreement]

ROYAL BANK OF CANADA, as an Additional Commitment Party

By	/s/ Joshua Freedman
Name: Joshua Freedman
Title: Authorized Signatory

Maximum Commitment Amount: $166,666,666.67

[Signatures Continued on Next Page.]

[Signature Page to Joinder Agreement]

JEFFERIES FINANCE LLC, as an Additional Commitment Party

By	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

Maximum Commitment Amount: $166,666,666.67

[Signatures Continued on Next Page.]

[Signature Page to Joinder Agreement]

MORGAN STANLEY BANK, N.A., as an Additional Commitment Party

By	/s/ Subhalakshmi Ghosh-Kohli
	Name:	Subhalakshmi Ghosh-Kohli
	Title:	Authorized Signatory

Maximum Commitment Amount: $166,666,666.67

[Signatures Continued on Next Page.]

[Signature Page to Joinder Agreement]

ACCEPTED AND AGREED
on September 9, 2014:

SELECT INCOME REIT

By	/s/ David M. Blackman
Name: David M. Blackman
Title: President and Chief Operating Officer

[Signature Page to Joinder Agreement]

Schedule I
to Joinder Agreement to Commitment Letter

Commitments

Commitment Party	Commitment
Citi	$166,666,666.68
UBS	$166,666,666.68
Bank of America, N.A.	$166,666,666.66
Royal Bank of Canada	$166,666,666.66
Jefferies Finance LLC	$166,666,666.66
Morgan Stanley Bank, N.A.	$166,666,666.66
Total:	$1,000,000,000.00

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